SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 27, 1996


                               DeNovo Corporation
             (Exact name of registrant as specified in its charter)


Ontario, Canada                     0-16355                      98-0082860
(State or other jurisdiction      (Commission                  (IRS Employer
of incorporation)                 File Number)              Identification No.)


               214 Brazilian Ave., Suite 400, Palm Beach, FL 33480
             (Address of principal executive offices)    (Zip Code)

                                 (561) 659-0121
               Registrant's telephone number, including area code


                                       ---
         (Former name or former address, if changed since last report.)




Total Number of Pages: 10
Exhibit Index appears on page: 3

Item 5.  Other Events.

      On May 9, 1996, the Nasdaq Department of Market Services ("Nasdaq") issued a letter to DeNovo Corporation (the "Company") setting forth the Company's alleged failure to comply with the continued listing minimum bid price requirement for its common stock or the alternative minimum capital and surplus and public float requirements. The minimum bid price requirement is $1.00 per share; the alternative capital and surplus and public float requirements are a minimum of $2,000,000 capital and surplus, and a minimum market value of the public float of $1,000,000. The letter stated that the Company must demonstrate compliance with either of these requirements on or before August 6, 1996, or submit to the Nasdaq by that date its proposal(s) for achieving compliance.

      The Company filed a Form 8-K dated August 5, 1996 which it believed evidenced compliance with the alternative capital and surplus requirement as of June 30, 1996 using certain revenue figures for the month of July which were estimated. Nasdaq issued a letter on August 16, 1996 disagreeing with the Company's assessment and stating that it intended to delist the Company's Common Stock on August 23, 1996 in part because the results of operations reflected in the August 5, 1996 Form 8-K reflected projected operations for the month of July, 1996. The Company then filed a notice of appeal of Nasdaq's decision. A hearing was held regarding the issue at the Nasdaq on September 12, 1996. Subsequent to the hearing, the Nasdaq granted the Company an exception which requires the Company to make a public filing with the Securities and Exchange Commission and Nasdaq on or before September 30, 1996. The filing must contain an August 31, 1996 statement of operations and a corresponding balance sheet with pro forma adjustments to reflect any subsequent, significant events. The filing must also evidence compliance with all Nasdaq criteria necessary for continued inclusion under the alternative capital and surplus and market float rule. This Form 8-K is being filed to meet the foregoing requirements pursuant to said exception. The other requirements of the exception have been met by the Company's issuing and providing to the Nasdaq a press release describing the conditional listing and the Company's providing to the Nasdaq a copy of its definitive proxy materials filed with the SEC.

      The market value of the Company's public float as of September 26, 1996 was $5,176,680. This figure was calculated by multiplying the number of shares in the public float, 15,059,432, times the closing bid price of $0.34375. The number of shares in the public float is the total number of issued and outstanding shares less certain shares held by insiders.

      In the hearing with the Nasdaq, the Company outlined its procedures in process to go forward with a 1 for 20 reverse split of shares of common stock as part of its long term plan to achieve compliance with the $1 per share minimum bid requirement. The Company noted that a proxy for shareholder approval of the reverse split has already been filed with the SEC. In its letter following the hearing which granted the exception subject to compliance with requirements detailed herein, the Nasdaq responded that "the reverse split would be a positive step toward ensuring long term compliance."

      Attached as part of this Form 8-K and incorporated herein by reference is the DeNovo Corporation and Subsidiaries Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 1996 (the "Balance Sheet") and the related Unaudited Consolidated Income Statement and Unaudited Pro Forma Consolidated Statement of Changes of Shareholders' Equity for the eight months then ended. Such Balance Sheet sets forth historic balance sheet data as of August 31, 1996 and pro forma transactions and adjustments thereto. The financial statements include actual consolidated results of operations of the Company and its subsidiaries for the eight months ended August 31, 1996, as well as results of the consummation of the Company's purchase of substantially all of the assets and operations of Dugent Publishing Corp., which occurred on September 6, 1996.

      This information is provided solely for the purpose of complying with the requirements delineated by the Nasdaq pursuant to the exception recently granted to the Company. This information is not intended to be used by the investing public. Insofar as the Company has not provided comparable balance sheet and pro forma information as of August 31, 1995, the information is of limited use to the investing public.

Item 7.  Financial Statements and Exhibits.

      The following financial statements and exhibits are filed as a part of this report:

(b) Pro Forma Financial Statements.

Unaudited Pro Forma Consolidated Balance Sheet
Unaudited Pro Forma Consolidated Income Statement
Unaudited Pro Forma Consolidated Statement of Changes in Shareholders' Equity Notes to Unaudited Pro Forma Consolidated Balance Sheet




(c)  Exhibits.

      Exhibit 99.1 Letter from Nasdaq Stock Market, Inc. to the Company dated September 18, 1996.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DeNovo Corporation


Date: September 27, 1996                     By: /s/ Michael D. Herman
                                             Michael D. Herman, President


EXHIBIT INDEX

99.1  Letter from Nasdaq Stock Market, Inc. dated September 18, 1996     Page 8



                      DeNovo Corporation and Subsidiaries

                Unaudited Pro Forma Consolidated Balance Sheet

                                 August 31, 1996

ASSETS
                                                                Pro Forma
                                               Actual      Transactions &            Pro Forma
                                                as of         Adjustments                as of
                                      August 31, 1996           Dr. (Cr.)      August 31, 1996

Current assets                           $  1,671,290       $     677,003         $  2,348,293

Property, plant and equipment, net          1,746,050              75,000            1,821,050

Other assets                                6,378,648           6,247,997           12,626,645

TOTAL ASSETS                             $  9,795,988       $   7,000,000         $ 16,795,988


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                      $  1,905,690       $                     $  1,905,690

Notes payable                               5,000,000          (4,000,000)           9,000,000

SHAREHOLDERS' EQUITY
Series A Preference Shares                     28,923                                   28,923
Series C Preference Shares                    739,696                                  739,696
Series D Preference Shares                         -           (1,200,000)           1,200,000
Series E Preference Shares                         -           (1,800,000)           1,800,000
Common stock                                7,780,570                                7,780,570
Accumulated deficit                        (5,658,891)                              (5,658,891)


TOTAL SHAREHOLDERS' EQUITY                  2,890,298          (3,000,000)           5,890,298


TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                    $ 9,795,988        $ (7,000,000)        $ 16,795,988


See accompanying notes to financial statements.




                       DeNovo Corporation and Subsidiaries

               Unaudited Consolidated Pro Forma Income Statement
                   For the Eight Months Ended August 31, 1996

                                                                Pro Forma
                                                           Transactions &            Pro Forma
                                               Actual         Adjustments                as of
                                      August 31, 1996           Dr. (Cr.)      August 31, 1996

Net sales                                $ 3,699,455        $                    $ 3,699,455

Cost of sales                              1,878,802                               1,878,802

Gross profit                               1,820,653                               1,820,653


Operating expenses                         1,114,560                               1,114,560
Non-recurring operating expenses             295,048                                 295,048

Income from operations                       411,045                                 411,045

Other income (expense):
Gain on disposition of subsidiary            415,257                                 415,257
Interest and other expense                  (525,676)                               (525,676)

   Total other income (expense)             (110,419)                               (110,419)

Income before taxes                          300,626                                 300,626

Provision for income taxes                        -                                       -

Net income                               $   300,626        $                     $  300,626


See accompanying notes to financial statements.





                                          DeNovo Corporation and Subsidiaries

                      Unaudited Pro Forma Consolidated Statement of Changes in Shareholders' Equity

                                     For the Eight Months Ended August 31, 1996

                                                 Unaudited

                                                               Pro Forma
               Preferred Stock      Preferred Stock         Preferred Stock
                 Series A             Series C              Series D and E          Common Stock                      Net
              Shares   Amount     Shares     Amount      Shares      Amount      Shares      Amount     Deficit       Equity

Balance
as of
Jan. 1, 1996  32,500  $28,923   1,100,000   $  739,696       -     $    -       4,449,421   $4,258,755  $(5,959,517)  $ (932,143)

Issuance of
Common Stock       -        -           -            -       -          -      11,552,509   $3,521,815            -    3,521,815

Issuance of
Series D
Pref'd Stock       -        -           -            -     1,200    1,200,000           -            -            -    1,200,000

Issuance of
Series E
Pref'd Stock       -        -           -            -     1,800    1,800,000           -            -            -    1,800,000

Net Income         -        -           -            -         -            -           -            -      300,626      300,626

Pro Forma
Balance
as of
Aug.31, 1996  32,500  $28,923   1,100,000   $  739,696     3,000   $3,000,000  16,001,930   $7,780,570  $(5,658,891)  $5,890,298

See accompanying notes to financial statements.




                       DeNovo Corporation and Subsidiaries

               Notes to Unaudited Pro Forma Consolidated Balance Sheet


1.   Unaudited Pro Forma Transaction

The Unaudited Pro Forma Consolidated Balance Sheet of DeNovo Corporation and Subsidiaries reflects the following transaction.

On September 6, 1996, DeNovo Corporation purchased substantially all of the assets and operations of Dugent Publishing Corporation. The following entry adjusts the actual consolidated balance sheet amounts as of August 31, 1996, to include the effect of the acquisition of the Dugent assets and operations as if the transaction had occurred on August 31, 1996.

The adjustment included in the unaudited pro forma consolidated balance sheet is as follows:

      (1) To record the purchase of substantially all of the assets and operations of Dugent Publishing Corporation.

                                                                       DR.                 CR.


      Current assets (accounts receivable)                   $    677,003         $
      Equipment                                                    75,000
      Other assets (trademarks and copyrights)                  6,247,997
          Notes payable                                                               4,000,000
          Series D preferred shares                                                   1,200,000
          Series E preferred shares                                                   1,800,000


                                                             $  7,000,000          $  7,000,000

2.   Provision for Income Taxes

There is no provision for income taxes in the consolidated income statement because DeNovo Corporation has substantial net operating losses available for income tax purposes to offset gain on sale of its wholly owned subsidiary, Teleconcepts, Inc. ("TCI"). TCI was in the retail telephone business and DeNovo is now entirely in the publishing industry. Under IRS regulations, income related to the disposition of the telephone business may be offset by the net operating losses of that business, but income generated under the new business would be taxable. As of August 31, 1996 the gain on sale of subsidiary portion of income exceeds consolidated net income; accordingly, no provision for income tax is provided for the eight months ended August 31, 1996.

3.   Non-recurring operating expenses

Non-recurring operating expenses consist of professional fees and related acquisition costs associated with the $7 million acquisition detailed herein and another acquisition on March 29, 1996, of $7 million consisting of the assets and operations of another acquired business.